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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                    Excess Spread Analysis - February 2001

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Series                                            1995-A       1995-C       1996-A       1996-C       1998-A
Deal Size                                        $400 MM      $400 MM   $407.25 MM   $271.50 MM      $600 MM
Expected Maturity                               08/15/02     02/18/03     11/15/01     02/16/04     09/15/03
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
Yield                                             19.10%      19.10%       19.10%       19.10%      19.10%
Less:   Coupon                                     5.83%       5.84%        5.82%        5.81%       5.83%
        Servicing Fee                              1.50%       1.50%        1.50%        1.50%       1.50%
        Net Credit Losses                          9.15%       9.15%        9.15%        9.15%       9.15%
Excess Spread:
        February-01                                2.62%       2.60%        2.62%        2.64%       2.61%
        January-01                                 5.17%       5.16%        5.18%        5.19%       5.16%
        December-00                                4.02%       4.01%        4.03%        4.04%       4.01%
Three month Average Excess Spread                  3.93%       3.92%        3.94%        3.96%       3.93%

Delinquency:
        30 to 59 days                              2.27%       2.27%        2.27%        2.27%       2.27%
        60 to 89 days                              1.73%       1.73%        1.73%        1.73%       1.73%
        90 + days                                  3.45%       3.45%        3.45%        3.45%       3.45%
        Total                                      7.45%       7.45%        7.45%        7.45%       7.45%

Payment Rate                                      12.03%      12.03%       12.03%       12.03%      12.03%

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